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                       [BAKER & BOTTS, L.L.P. LETTERHEAD]


                                                                 August 18, 1999


Lennox International Inc.
2140 Lake Park Blvd.
Richardson, Texas  75080

Ladies and Gentlemen:

         As set forth in the Registration Statement on Form S-4 (Registration No. 333-81555), as amended (the "Registration Statement"), filed by Lennox International Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to 6,015,000 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of the Company to be issued and sold by the Company from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with the aforementioned securities are being passed on for the Company by us.

         In our capacity as counsel to the Company in connection with the registration and proposed issuance and sale of the Shares, we have familiarized ourselves with (i) the Company's Restated Certificate of Incorporation, as filed as an exhibit to the Registration Statement and (ii) the Company's Amended and Restated Bylaws, as filed as an exhibit to the Registration Statement, and have examined the originals, or copies certified or otherwise identified, of corporate records of the Company, including minutes of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the material factual matters contained in such certificates.

         In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Common Stock will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any appropriate prospectus supplement.

         Based on our examination as aforesaid, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that:


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         1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

         2. When (i) the Board of Directors of the Company or, to the extent permitted by Section 141(c) of the General Corporation Law of the State of Delaware, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board"), has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable agreement and plan of reorganization or definitive purchase or similar agreement approved by the Board on payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, the shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

         The opinions set forth above are limited to matters governed by the General Corporation Law of the State of Delaware as in effect on the date hereof.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                       Very truly yours,


                                       /s/ Baker & Botts, L.L.P.